Date: April 14, 2005

Media Contact:
William H. Galligan
816-983-1551
william.h.galligan@kcsr.com.

Kansas City Southern Announces

First Quarter 2005 Earnings Release Date, Conference Call

Kansas City, MO. Kansas City Southern (KCS)(NYSE: KSU) will report financial results for its First Quarter 2005 on Tuesday, May 3rd, 2005, prior to the opening of trading on the New York Stock Exchange (NYSE).

KCS management will discuss the Company’s first quarter financial and operating performance on a conference call at 9:00 a.m. EDT, Tuesday, May 3rd. To access the conference call, shareholders and interested parties should dial 1-800-955-1795 (U.S. and Canada), or 1-706-643-0096 (International). A replay of the presentation will be available through May 10, 2005, and can be accessed by dialing 1-800-642-1687 (U.S. and Canada) or 1-706-645-9291 (International), Conference I.D.: 5672255. The accompanying visuals to the presentation will be available on the KCS website, www.kcsi.com immediately prior to the conference.

Headquartered in Kansas City, MO., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holdings include The Kansas City Southern Railway Company, founded in 1887, and The Texas Mexican Railway Company, founded in 1885, serving the central and south central U.S. Its international holdings include a controlling interest in TFM, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cardénas, Tampico and Veracruz, and a 50% interest in The Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico. Visit www.kcsi.com for more information.

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of the Company’s Form 10-K for the year ended December 31, 2003, filed by the Company with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.